IN THE CIRCUIT COURT OF THE TENTH JUDICIAL CIRCUIT,
IN AND FOR POLK COUNTY, FLORIDA
CIVIL DIVISION

EROP CAPITAL, LLC
a Florida limited liability company

Plaintiff

Case No. 17-CA-3080
Div

vs.

HALITRON Inc.,
a foreign corporation
Defendant.

______________/

AGREED ORDER APPROVING SETTLEMENT AGREEMENT AND STIPILATION FOR DISMISSAL

THIS CAUSE came before the Court on 29th day of September 2017 on the parties' stipulated to "Motion for Ordering Approving Settlement and Dismissing Case." This court, having reviewed the party's pleadings, exhibits, Settlement Agreement and Stipulation for Dismissal attached thereto, having heard the representations and arguments of counsel, and otherwise being fully advised in the premises, it is

ORDERED, ADJUDGED and DECLARED that

A. A hearing upon the fairness of the terms and conditions of the Settlement Agreement and Stipulation (hereafter "the Settlement") attached to the parties' Joint motion for Order Approving Settlement and Dismissing Case was conducted on the date of this Order, in accordance with Section 3(a) (10) of the U.S. Securities Act of 1933 (15 U.S.C. SEC 77c (a) (10) and Rule 69W-500.014, F.A.C. No objection to the settlement agreement nor the proposed order was made by any party or persons.

B. Plaintiff owns bona fide claims (Claims) against defendant in the aggregate amount of ($1,157,559.20) one million one hundred fifty-seven thousand five hundred fifty-nine dollars and twenty cents, plus attorney's fees and costs. Defendant has not paid the amounts due on the

claims. Plaintiff filed the above-captioned collection action, which the parties now seek to settle their dispute in a manner that results in the retirement of debt off the books of the original debtor and provides unrestricted stock to the Plaintiff.

C. All persons to whom it is proposed to issue securities in exchange for securities pursuant to the settlement had the right appear, no impediment to their right to appear was found, and they were duly served with notice to this hearing for the entry of an Order Determining the fairness of the terms and conditions of the Settlement. Plaintiff filed a public notice of this hearing on the Polk County Clerk's public docket in excess of ten days from this hearing.

D. Defendant filed an Answer to the Complaint admitting all of the allegations, asserting as an affirmative defense that the parties had entered into the Settlement, and both parties' attorneys of record executed the subject Joint Motion wherein they agreed to submit a proposed Agreed Order to the Court approving the settlement pursuant to Section 3 (a)(10) of the U.S. Securities Act of 1933 (15 U.SC. 77c(a)(10)) BS RULE 69w-500.014, F.A.C.

E. The settlement was reviewed by the Defendant's Board of Directors. Defendant provided evidence that it is in the best interests of the corporation to retire the debt itemized in the complaint by using its common stock pursuant to the 1933 Securities Act's 3 (a)(10) exemption. Having considered the fairness of the terms and conditions of the issuance of securities and exchange for debt set forth in the Settlement, the Court finds that the issuance and exchange of securities for debt set forth in the securities registration requirements of chapter 517, Florida Statues is fair and equitable.

G. Plaintiff has agreed to the Settlement and believes that is sufficiently fair such that Plaintiff is willing to enter into Settlement. Defendant's board of directors has considered the Settlement and has resolved that its terms and conditions are fair to, and in the best interest of, Defendant's stockholders. The terms and conditions are fair to, and in the best interests of, Defendant and its stockholders. The terms and conditions of the Settlement are, and will be fair to and in the best interest of all of the parties.

H. As contemplated by Section 39(a)(10) of the Securities Act and Rule 69W-500.014, F.A.C., Plaintiffs have "claims" against Defendant.

I. The securities of the defendants which are to be issued to Plaintiff in exchange for Claims Plaintiff has against Defendant shall be issued in accordance with the Settlement which is in accordance with Section 39(a)(10) of the Securities Act and Rule 69W-500.014 F.A.C. And shall be freely traceable and unrestricted. No issuance to be made to Plaintiff pursuant to this Order shall exceed 9.9% of the total issued and outstanding of the Defendant. No monetary proceeds realized by the Plaintiff, if any, shall be remitted to Defendant as part of this litigation. This litigation is not part of any public offering on the part of the Defendant issuer.

J. Pursuant to the Settlement, this action is dismissed without prejudice, and the Court shall retain jurisdiction to enforce the terms of the settlement.

DONE AND ORDERED in Chambers in Polk County, Florida on the 29th day of September 2017.

Honorable Andrea Teves Smith
Circuit Court Judge

Copies to: Mark E. Pena Esq., Alex R. Stavrou Esq.

STATE OF FLORIDA, COUNTY OF POLK
This is to certify that the foregoing is a true and correct copy of the document now of record in this office. Witness my hand and Official Seal on 9-29-2017
This copy has been reviewed, and if required by law, redacted.
STACY M. BUTTERFIELD, CLERK CIRCUIT COURT
By ______ D.C.